Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-74397 and No. 333-148096 on Form S-8 of Tyco International Ltd of our report dated June 24, 2010, appearing in this Annual Report on Form 11-K of the Tyco International Retirement Savings and Investment Plan VI (formerly Tyco International (US) Inc. Retirement Savings and Investment Plan VI (Puerto Rico)) for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
June 24, 2010